Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Thermo Fisher Scientific Inc. of our report dated February 23, 2023 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Thermo Fisher Scientific Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2023